UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: February 1, 2007

ASIA4SALE.COM, INC.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-27735 (Commission File Number)	77-0438927 (IRS Employer Identification Number)

Eric Montandon, Chief Executive Officer

2465 West 12th Street, Suite 2 Tempe, Arizona 85281-6935
(Address of principal executive offices)

(480) 505-0070
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02           UNREGISTERED SHARES OF EQUITY SECURITIES

On February 1, 2007, Asia 4 Sale.com, Inc. (“Company”) authorized the issuance of 1,663,200 restricted shares of common stock for aggregate cash consideration of $133,056 or $0.08 per share, in connection with an equity financing completed in 2006, to 23 subscribers and authorized the issuance of 7,830,596 restricted common shares for aggregate debt settlement consideration of $482,400 or approximately $0.062 per share, in connection with debt settlements agreed upon in 2006, to 4 creditors, pursuant to the exemptions from registration provided by Section 4(2), Regulation D and Regulation S of the Securities Act of 1933, as amended (“Securities Act”). No commissions were paid in connection with the equity financing.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the “issuer safe harbor”), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the “resale safe harbor”). An offer, sale or resale of securities that satisfies all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S. The distribution compliance period for shares sold in reliance on Regulation S is one year.

The Company complied with the requirements of Regulation S of the Securities Act by: (i) having no directed offering efforts made in the United States, (ii) offering only to offerees who were outside of the United States at the time the securities were issued, and (iii) ensuring that the subscribers or creditors to whom the restricted securities were issued were non-U.S. residents with addresses in foreign countries.

The following individuals and entities were issued securities pursuant to the exemption from registration provided by Regulation S of the Securities Act:

Subscriber/Creditor	Shares	Consideration	Amount	Exemption
Terrano Investments, Ltd.	4,166,667	Debt Settle	$250,000	S
Adderley Davis & Associates, Ltd.	2,500,000	Debt Settle	$150,000	S
Digamber Naswa	1,071,429	Debt Settle	$75,000	S
George O'Neil	12,500	Cash	$1,000	S
Richard Bluett	37,500	Cash	$3,000	S
Alan Kindl	50,000	Cash	$4,000	S
Debra Hale	80,000	Cash	$6,400	S
Andrew Nairn	37,500	Cash	$3,000	S
John Irvine Sr.	12,500	Cash	$1,000	S
William Fulford	30,000	Cash	$2,400	S
Grant Kerr	12,500	Cash	$1,000	S

Subscriber/Creditor	Shares	Cash/Debt	Amount	Exemption
Frank Gammilonghi	30,000	Cash	$2,400	S
Andrew Buxton	12,500	Cash	$1,000	S
Warwick Beattie	50,000	Cash	$4,000	S
Anthony Robin Tunnicliffe	8,000	Cash	$640	S
Giovanni Renato Martinazzo	125,000	Cash	$10,000	S
Cees Koeman	12,500	Cash	$1,000	S
Alistair Maxwell	25,000	Cash	$2,000	S
Peter Nesveda	24,000	Cash	$1,920	S
Serina Delanis	2,700	Cash	$216	S
Finlay & Finlay (Investments) Pty Ltd.	242,000	Cash	$19,360	S
Craven Elliston & Hays Pty Limited	125,000	Cash	$10,000	S
Peter Starkie	100,000	Cash	$8,000	S
Tony Paskell	234,000	Cash	$18,720	S
Colin Clark	200,000	Cash	$16,000	S
Ross Thomas Blackmore	200,000	Cash	$16,000	S

The Company complied with the requirements of Rule 506 of Regulation D of the Securities Act for the Regulation D equity financing by: (i) foregoing any general solicitation or advertising to market the securities; (ii) selling only to an accredited investor; (iii) having not violated antifraud prohibitions with the information provided to the creditor; (iv) being available to answer questions by the creditor; and (v) issuing restricted securities to investors, which securities cannot be sold for at least a year without registration.

The Company complied with the requirements of Section 4(2) of the Securities Act based on the following factors: (1) the issuance was an isolated private transaction by the Company which did not involve a public offering to an officer and director of the Company; (2) there was only one offeree who was issued the Company’s stock for debt settlement; (3) the offeree stated an intention not to resell the stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the stock took place directly between the offeree and the Company.

The following individual was issued securities pursuant to the exemption from registration provided by Section 4(2) and Regulation D of the Securities Act:

Subscriber/Creditor	Shares	Consideration	Amount	Exemption
Eric Montandon	92,500	Debt Settle	$7,400	4(2)/D

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)     Effective January 15, 2006, the Company accepted the resignation of Dr. Hans Hermann Huening as a member of the board of directors.

(d)     Effective January 15, 2006, Alfredo S. Alex Cruz III was appointed to the Company’s board of directors to serve until the Company’s next Annual Meeting of Stockholders.

Mr. Cruz is a partner in the law offices of Cruz and Reyes based in Manila, the Philippines. His practice has focused on corporate law for over 15 years. Mr. Cruz also serves as the Company’s secretary.

The appointment of Mr. Cruz to the Company’s board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Cruz and has not at this time determined whether Mr. Cruz will serve on any standing committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant                                                              Date

ASIA4SALE.COM, INC.                                      February 6, 2007

   By: /s/ Eric Montandon

   Name: Eric Montandon

   Title: Chief Executive Officer